                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

Dated: February 26, 2004

                                           OBERWEIS ASSET MANAGEMENT, INC.


                                           By:  /s/ Patrick B. Joyce
                                                --------------------------------
                                                    Patrick B. Joyce
                                                    Executive Vice President

                                                 JAMES D. OBERWEIS


                                                 /s/ James D. Oberweis
                                                 -------------------------------


                                                 JAMES W. OBERWEIS


                                                 /s/ James W. Oberweis
                                                 -------------------------------

                               Page 10 of 10 pages